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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

                QUORUM HEALTH GROUP, INC., COMPLETES ACQUISITION
                     OF BARBERTON CITIZENS HOSPITAL IN OHIO

         NASHVILLE, Tenn., Dec. 5, 1996 -- An affiliate of Quorum Health Group, Inc., (Nasdaq: QHGI) has completed the acquisition of Barberton Citizens
Hospital, Barberton, Ohio.

         Quorum is the majority owner of the 347-bed hospital, with Summa Health System, Akron, and The Cleveland Clinic Foundation, Cleveland, holding minority ownership positions.

         Summa Health System is the parent of Akron City and St. Thomas Hospitals. The Cleveland Clinic Foundation, founded in 1921, is one of the country's first and largest private, nonprofit medical groups with physician practices and hospitals in Cleveland, Ohio and Ft. Lauderdale, Fla.

         Quorum Health Group, Inc., owns and operates acute care hospitals and health systems nationwide. Quorum Health Resources, Inc., a subsidiary, is the nation's largest manager of not-for-profit hospitals and also provides consulting services to hospitals throughout the country.



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